Exhibit 99.1

Premiere Global Services Reports Second Quarter 2008 Results: Revenues up 17% to $161.6M, Pro Forma Diluted EPS up 29% to $0.27(a)

Company Raises Financial Outlook for 2008

ATLANTA--(BUSINESS WIRE)--Premiere Global Services, Inc. (NYSE: PGI), a global provider of on-demand, communication technologies-based business process improvement solutions, today announced results for the second quarter ended June 30, 2008.

Consolidated net revenues increased 17.1% to $161.6 million in the second quarter of 2008, compared to $138.0 million in the second quarter of 2007. In the second quarter of 2008, operating income totaled $13.9 million, net income totaled $5.8 million and diluted EPS totaled $0.10, compared to $11.2 million, $5.8 million and $0.09, respectively, in the second quarter of 2007. Pro forma diluted EPS totaled $0.27(a) in the second quarter of 2008, excluding the items set forth on the attached reconciliation of non-GAAP financial measures table.

“We are very pleased with our second quarter performance, as we believe we made meaningful progress on all fronts – strategic, operational and financial,” said Boland T. Jones, Founder, Chairman and CEO of Premiere Global Services, Inc. “In today’s competitive global economy, we believe companies are more focused than ever on improving their business processes to drive their financial results and to remain competitive. With our robust communication technologies platform, our expanding suite of PGi Communications Operating System solutions and applications, and our global reach and scale, we believe we are in a great position to continue to capitalize on this macro trend.”

PGi Communications Operating System Revenue Detail

Conferencing & Collaboration Solutions remains the largest of the PGi Communications Operating System’s five solution sets. Conferencing & Collaboration Solutions revenue grew 31.4% to $113.7 million in the second quarter of 2008, versus $86.5 million in the second quarter of 2007.

In the second quarter of 2008, revenue in the Company’s reportable segments increased from the comparable prior year quarter as follows:

  North America grew 10.2% to $97.1 million, versus $88.1 million;
  Europe increased 31.5% to $33.3 million, versus $25.3 million and;
  Asia Pacific grew 26.6% to $31.1 million, versus $24.6 million.

Six Month Results

Revenues for the six months ended June 30, 2008 were $314.4 million, an increase of approximately 14.9% compared to $273.6 million in the six months ended June 30, 2007. For the six months ended June 30, 2008, operating income totaled $33.5 million, net income totaled $17.8 million and diluted EPS totaled $0.29, compared to $26.0 million, $14.8 million and $0.22, respectively, for the six months ended June 30, 2007. Pro forma diluted EPS from continuing operations totaled $0.52(a) for the six months ended June 30, 2008 , excluding the items set forth on the attached reconciliation of non-GAAP financial measures table.

Financial Outlook

The following statements are based on Premiere Global Services’ current expectations as of July 21, 2008. These statements contain forward-looking statements and Company estimates, and actual results may differ materially. The Company assumes no duty to update any forward-looking statements made in this press release. A discussion concerning forward-looking statements is included at the end of this press release and in the Company’s filings with the Securities and Exchange Commission.

The Company anticipates revenue growth in 2008 will be above its prior forecast. The Company now projects consolidated revenues will increase greater than 13% in 2008 from 2007 totals. Diluted EPS is projected to grow at least 20% in 2008 compared to 2007. Capital expenditures are expected to decline as a percentage of revenues in 2008 from 2007 levels.

(a) To supplement the Company’s consolidated financial statements presented in accordance with GAAP, we have included the following non-GAAP measures of financial performance: pro forma operating income, pro forma net income and pro forma diluted EPS. Management uses these measures internally as a means of analyzing the Company’s current and future financial performance and identifying trends in our financial condition and results of operations. We have provided this information to investors to assist in meaningful comparisons of past, present and future operating results and to assist in highlighting the results of ongoing core operations. Please see the table attached for calculation of these non-GAAP financial measures and for reconciliation to the most directly comparable GAAP measures. These non-GAAP financial measures may differ materially from comparable or similarly titled measures provided by other companies and should be considered in addition to, not as a substitute for or superior to, measures of financial performance prepared in accordance with GAAP.

Conference Call

The Company will hold a conference call at 5:00 p.m. Eastern this afternoon to discuss these results. To participate in the call, please dial-in to the appropriate number 5-10 minutes prior to the scheduled start time: (888) 221-9584 (US & Canada) or (913) 312-1490 (International). The call will be simultaneously broadcast over the Internet and can be accessed at PremiereGlobal.com/IR. You may also follow this link for details on the Internet replay and for the text of the earnings release, including the financial and statistical information to be presented in the call.

A replay will be available following the call at 8:00 p.m. Eastern tonight through 8:00 p.m. Eastern August 1, 2008, and can be accessed by calling (888) 203-1112 (US & Canada) or (719) 457-0820 (International). The confirmation code is 9595848. The Webcast of this call will be archived on the Company’s Website at PremiereGlobal.com/IR.

About Premiere Global Services, Inc.

Premiere Global Services, Inc. is a global provider of on-demand, communication technologies-based business process improvement solutions. Our PGi Communications Operating System supports business applications within the following solution sets: Conferencing & Collaboration, Desktop Document Solutions, Enterprise Document Solutions, Notifications & Reminders, and eMarketing.

Headquartered in Atlanta, Georgia, and with presence in 23 countries worldwide, Premiere Global delivers solutions to an established customer base of over 50,000 companies, including nearly 95% of the Fortune 500. Additional information can be found at PremiereGlobal.com.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management's current expectations or beliefs as well as assumptions made by, and information currently available to, management. A variety of factors could cause actual results to differ materially from those anticipated in Premiere Global Services' forward-looking statements, including, but not limited to, the following factors: competitive pressures, including pricing pressures; technological change; the development of alternatives to our services; market acceptance of our new services and enhancements; integration of acquired companies; service interruptions; increased financial leverage; our dependence on our subsidiaries for cash flow; continued weakness in our legacy broadcast fax business; foreign currency exchange rates; possible adverse results of pending or future litigation or infringement claims; federal or state legislative or regulatory changes; general domestic and international economic, business or political conditions; and other factors described from time to time in our press releases, reports and other filings with the SEC, including but not limited the "Risk Factors" sections of our Annual Report on Form 10-K for the year ended December 31, 2007 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008. All forward-looking statements attributable to us or a person acting on our behalf are expressly qualified in their entirety by this cautionary statement.

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

Net revenues	$161,565	$138,019	$314,419	$273,645
Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	66,202	56,782	127,864	110,678
Selling and marketing	40,211	34,393	80,425	70,861
General and administrative	16,738	17,297	32,971	33,870
Research and development	4,163	3,348	7,859	6,779
Excise tax expense	2,890	-	2,890	-
Depreciation	8,600	7,226	15,847	14,315
Amortization	3,914	3,593	8,157	7,146
Restructuring costs	3,339	3,877	3,339	3,746
Net legal settlements and related expenses	1,608	284	1,608	284
Total operating expenses	147,665	126,800	280,960	247,679

Operating income	13,900	11,219	33,459	25,966

Other (expense) income
Interest expense	(5,532)	(2,604)	(10,161)	(4,906)
Interest income	138	141	351	241
Other, net	(21)	215	816	673
Total other (expense) income	(5,415)	(2,248)	(8,994)	(3,992)

Income before income taxes	8,485	8,971	24,465	21,974
Income tax expense	2,692	3,138	6,652	7,194
Net income	$5,793	$5,833	$17,813	$14,780

BASIC WEIGHTED-AVERAGE SHARES OUTSTANDING:	59,419	64,204	59,425	65,941

Basic earnings per share from net income	$0.10	$0.09	$0.30	$0.22

DILUTED WEIGHTED-AVERAGE SHARES OUTSTANDING:	60,603	65,526	60,646	67,190

Diluted earnings per share from net income	$0.10	$0.09	$0.29	$0.22

PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	June 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and equivalents	$24,824	$18,259
Accounts receivable (less allowances of $3,284 and $4,526, respectively)
	105,845	89,683
Prepaid expenses and other current assets	11,294	13,066
Deferred income taxes, net	8,838	5,522
Total current assets	150,801	126,530

PROPERTY AND EQUIPMENT, NET	126,839	110,767

OTHER ASSETS
Goodwill	344,406	337,246
Intangibles, net of amortization	37,398	43,115
Deferred income taxes, net	385	1,018
Other assets	8,988	5,411
	$668,817	$624,087

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$56,293	$51,631
Income taxes payable	5,272	4,497
Accrued taxes, other than income taxes	9,041	8,076
Accrued expenses	34,848	37,276
Current maturities of long-term debt and capital lease obligations	2,691	1,664
Accrued restructuring costs	3,279	1,717
Total current liabilities	111,424	104,861

LONG-TERM LIABILITIES
Long-term debt and capital lease obligations	278,978	267,817
Accrued restructuring costs	1,195	1,575
Accrued expenses	11,361	7,627
Total long-term liabilities	291,534	277,019

SHAREHOLDERS' EQUITY
Common stock $0.01 par value; 150,000,000 shares authorized, 61,556,412 and 61,755,728 shares issued and outstanding in 2008 and 2007, respectively

	616	618
Additional paid-in capital	549,057	548,418
Notes receivable, shareholder	(1,752)	(1,702)
Cumulative translation adjustment	15,775	10,523
Accumulated deficit	(297,837)	(315,650)
Total shareholders' equity	265,859	242,207
	$668,817	$624,087

PREMIERE GLOBAL SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)

	Six Months Ended
	June 30,
	2008	2007
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$17,813	$14,780
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	15,847	14,315
Amortization	8,157	7,146
Amortization of deferred financing costs	282	258
Net legal settlements and related expenses	1,608	284
Deferred income taxes, net of effect of acquisitions	(1,044)	(2,640)
Restructuring costs	3,339	3,746
Payments for restructuring costs	(1,638)	(4,080)
Payments for discontinued operations	-	(488)
Equity-based compensation	6,463	5,355
Excess tax benefits from share-based payment arrangements	(832)	(2,297)
Payments for state sales tax	-	(480)
Loss on disposal of assets	(7)	146
Changes in assets and liabilities, net of effect of acquisitions:
Accounts receivable, net	(14,261)	(8,624)
Prepaid expenses and other current assets	(1,144)	(486)
Accounts payable and accrued expenses	5,031	10,030
Total adjustments	21,801	22,185
Net cash provided by operating activities	39,614	36,965

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(26,791)	(20,240)
Business acquisitions, net of cash acquired	(8,443)	(1,330)
Net cash used in investing activities	(35,234)	(21,570)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments under borrowing arrangements	(297,912)	(167,952)
Proceeds from long-term borrowing arrangements	306,272	275,100
Payments of debt issuance costs	(8)	-
Excess tax benefits from share-based payment arrangements	832	2,297
Purchase of treasury stock, at cost	(9,164)	(124,458)
Exercise of stock options	2,210	6,900
Net cash provided by (used in) financing activities	2,230	(8,113)

Effect of exchange rate changes on cash and equivalents	(45)	(434)

NET INCREASE IN CASH AND EQUIVALENTS	6,565	6,848
CASH AND EQUIVALENTS, beginning of period	$18,259	$18,977
CASH AND EQUIVALENTS, end of period	$24,824	$25,825

PREMIERE GLOBAL SERVICES, INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Pro Forma Operating Income (1)
Operating income, as reported	$13,900	$11,219	$33,459	$25,966
Restructuring costs	3,339	3,877	3,339	3,746
Net legal settlements and related expenses	1,608	284	1,608	284
Proxy-related costs	-	1,989	-	2,900
Equity-based compensation	3,000	2,580	6,463	5,355
Excise tax expense	2,890	-	2,890	-
Depreciation	-	-	(663)	-
Amortization	3,914	3,593	8,157	7,146
Pro forma operating income	$28,651	$23,542	$55,253	$45,397

Pro Forma Net Income (1)
Net income, as reported	$5,793	$5,833	$17,813	$14,780
Elimination of one-time income tax adjustments	(193)	-	(1,666)	(615)
Restructuring costs, net of taxes	2,204	2,493	2,204	2,409
Net legal settlements and related expenses	1,062	183	1,062	183
Proxy-related costs, net of taxes	-	1,279	-	1,865
Equity-based compensation, net of taxes	1,980	1,659	4,265	3,443
Excise tax expense, net of taxes	1,907	-	1,907	-
Excise tax interest, net of taxes	733	-	733	-
Depreciation, net of taxes	-	-	(438)	-
Amortization, net of taxes	2,583	2,311	5,384	4,595
Pro forma net income	$16,069	$13,758	$31,264	$26,660

Pro Forma Diluted EPS (1)
Diluted EPS from net income, as reported	$0.10	$0.09	$0.29	$0.22
Elimination of one-time tax adjustments	(0.00)	-	(0.02)	(0.01)
Restructuring costs, net of taxes	0.04	0.04	0.04	0.04
Net legal settlements and related expenses	0.02	-	0.02	0.00
Proxy-related costs, net of taxes	-	0.02	-	0.03
Equity-based compensation, net of taxes	0.03	0.02	0.07	0.05
Excise tax expense, net of taxes	0.03	-	0.03	-
Excise tax interest, net of taxes	0.01	-	0.01	-
Depreciation, net of taxes	-	-	(0.01)	-
Amortization, net of taxes	0.04	0.04	0.09	0.06
Pro forma diluted EPS from net income	$0.27	$0.21	$0.52	$0.39

(1) Management believes that pro forma operating income, pro forma net income and pro forma diluted EPS provide useful information regarding underlying trends in our continuing operations. Management expects equity-based compensation and amortization expenses to be recurring costs and presents pro forma diluted EPS from continuing operations to exclude these items as well as non-recurring items that are unrelated to our ongoing operations, including one-time income tax adjustments, restructuring costs, net legal settlements and related expenses, proxy-related costs and excise tax expense. The portion of depreciation expense excluded from the pro forma calculations reflects management's review and adjustment of the useful economic lives of depreciable assets.

CONTACT:
Premiere Global Services, Inc.
Investor Calls
Sean O’Brien, 404-262-8462
Senior Vice President
Strategic Planning & IR